
                                                Exhibit 12.1


                    Boston Edison Company
      Computation of Ratio of Earnings to Fixed Charges
              Twelve Months Ended June 30, 2001
                       (in thousands)



Net income from continuing operations            $ 159,911
Income taxes                                       109,608
Fixed charges (including securitization            127,928
  certificates)
   Total                                         $ 397,447
                                                  ========
Interest expense                                 $ 112,828
Interest component of rentals                       15,100
   Total                                         $ 127,928
                                                  ========
Ratio of earnings to fixed charges                    3.11
                                                      ====


                                                Exhibit 12.2


                    Boston Edison Company
      Computation of Ratio of Earnings to Fixed Charges
          and Preferred Stock Dividend Requirements
              Twelve Months Ended June 30, 2001
                       (in thousands)



Net income from continuing operations            $ 159,911
Income taxes                                       109,608
Fixed charges (including securitization            127,928
  certificates)
   Total                                         $ 397,447
                                                  ========
Interest expense                                 $ 112,828
Interest component of rentals                       15,100
   Subtotal                                      $ 127,928
                                                  ========
Preferred stock dividend requirements               10,046
   Total                                         $ 137,974
                                                  ========
Ratio of earnings to fixed charges                    2.88
                                                      ====